EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Tompkins Trustco, Inc.:


We consent to the incorporation by reference in the Registration Statement Nos. 333-00146, 333-60871, 333-60873, 333-75822 and 333-108002 on Form S-8 and
333-86864, 333-120686, and 333-40534 on Form S-3D of Tompkins Trustco, Inc. of
our reports dated March 14, 2007, with respect to the consolidated statements of condition of Tompkins Trustco, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three year period ended December 31, 2006, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Tompkins Trustco, Inc.


/s/ KPMG LLP

March 14, 2007
Syracuse, New York